EXHIBIT 10



                         GOODWIN, PROCTER & HOAR
            A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                           COUNSELLORS AT LAW
                             EXCHANGE PLACE
                    BOSTON, MASSACHUSETTS 02109-2881


                                  TELEPHONE (617) 570-1000
                                  TELECOPIER (617) 227-8591
                                  CABLE.GOODPROCT,BOSTON

                            November 21, 1995

USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

     As counsel to USAA Mutual Fund, Inc. (the "Company"), a Maryland corporation, we have been asked to render our opinion with respect to the issuance of shares of capital stock, $.01 par value per share, of the Aggressive Growth Fund, Growth Fund, Growth & Income Fund, Income Stock Fund, Income Fund, Short-Term Bond Fund and Money Market Fund (the "Shares"), seven classes of capital stock of the Company which have been established and designated in the Company's Articles of Incorporation and Articles Supplementary to the Articles of Incorporation, as amended (collectively, the "Articles"), all as more fully described in certain Prospectuses and the Statement of Additional Information contained in Post-Effective Amendment No. 39 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

     We have examined the Articles, the By-Laws of the Company, as amended, the minutes of certain meetings of the Board of Directors of the Company, the Prospectuses and Statement of Additional Information contained in the Amendment and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

     Based upon the foregoing, and assuming that not more than 25,000,000 Shares of the Aggressive Growth Fund, 75,000,000 Shares of the Growth Fund, 50,000,000 Shares of the Growth & Income Fund, 135,000,000 Shares of Income Stock Fund, 200,000,000 Shares of the Income Fund, 25,000,000 Shares of the Short-Term Bond Fund and 2,250,000,000 Shares of the Money Market Fund will be issued and outstanding at any time, we are of the opinion that the Shares will, when sold in accordance with the terms of the Prospectuses and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable.

     We hereby consent to the reference to this firm in the Prospectuses under the heading "Legal Counsel" and in the Statement of Additional Information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this opinion as an exhibit to the Amendment.

                                   Very truly yours,


                                   /s/Goodwin, Procter & Hoar
                                   --------------------------
                                   GOODWIN, PROCTER & HOAR